Exhibit 99.q

POWER OF ATTORNEY

I, the undersigned Trustee of ACACIA TRUST, a Delaware statutory trust (the “Trust”), hereby severally constitute and appoint each of DEAN CHRISTIANSEN, SCOTT GORDON, FRANKLIN NA and STACY FULLER, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in my capacity as Trustee of the Trust, any Registration Statements on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, any and all subsequent amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed below by the following in my capacity and on the 28th day of November, 2017.

/s/ Mark Ferraris	/s/ Orlando Figueroa
Mark Ferraris	Orlando Figueroa
Trustee	Trustee

/s/ Stephen Cook	/s/ Scott Gordon
Stephen Cook	Scott Gordon
Trustee	Trustee